UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2010

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code     541-618-6003

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Effective April 6, 2010, PremierWest Bank (the “Bank”), wholly owned subsidiary of PremierWest Bancorp (the “Company”), became subject to a Consent Order (the “Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”).  Although the Bank neither admitted nor denied any unsafe or unsound banking practices or violations of law or regulation, it agreed to the Consent Order, which requires it to undertake a number of actions including:

  retain qualified management and notify the FDIC and the DFCS when it proposes to add a director or to employ any new senior executive officer or change senior executive officer responsibilities;
  increase board participation in the affairs of the Bank, including assuming full responsibility for the approval of sound policies and objectives and for the supervision of all the Bank’s activities;
  within 180 days of the date of the Consent Order, increase and maintain Tier 1 capital in an amount to ensure the Bank’s leverage ratio equals or exceeds 10%;
  develop and adopt a plan to maintain the minimum risk-based capital requirements for a “well capitalized” bank, including a total risk-based capital ratio of at least 10%;
  reduce its level of non-performing assets and implement plans to reduce delinquent loans;
  ensure the level of the allowance for loan losses is maintained at adequate levels and develop a comprehensive policy for determining the adequacy of the ALLL;
  reduce its loan concentrations in certain portfolios and implement plans to reduce loans and other extensions of credit to borrowers in the commercial real estate sector;
  revise lending and collection policies;
  develop a plan to preserve liquidity and to reduce brokered deposits;
  develop a written three-year strategic plan; and
  provide periodic progress reports to the FDIC and DFCS.

The Consent Order restricts the Bank from taking certain actions without prior regulatory approval, including paying cash dividends, and from extending additional credit to certain types of borrowers.  The plans, policies and procedures which the Bank is required to prepare under the Consent Order are subject to approval by the supervisory authorities before implementation.  A copy of the Consent Order is attached as Exhibit 99.1 and incorporated herein by reference.  The above description of terms of the Consent Order does not purport to be complete and is qualified by reference to the full text of the Consent Order.

Item 8.01      Other Events.

On April 6, 2010, PremierWest Bancorp issued a press release announcing the results of its common stock offering and the issuance of the Consent Order. A copy of the press release is attached as Exhibit 99.2 to this Report, and is incorporated herein by reference in its entirety.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. 99.1 Consent Order 99.2 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2010	PREMIERWEST BANCORP (Registrant) By: /s/ Michael D. Fowler Michael D. Fowler, Executive Vice President and Chief Financial Officer